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As filed on February 12, 1999                          Registration No. ________

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                HEALTHSTAR CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                     91-1934592
--------------------------------              ----------------------------------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)


    9495 E. San Salvador Drive, Scottsdale, Arizona                  85258
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       (Address of Principal Executive Offices)                    (Zip Code)


                     HEALTHSTAR CORP. 1998 STOCK OPTION PLAN
                     ---------------------------------------
                 HEALTHSTAR CORP. EMPLOYEE STOCK PURCHASE PLAN
                 ---------------------------------------------
                            (Full Title of the Plans)

                                DENISE E. NEDZA
                   Vice President and Chief Financial Officer
                                HealthStar Corp.
                          8745 West Higgins, Suite 300
                             Chicago, Illinois 60631
                                 (773) 693-7827
         ---------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE


===================================================================================================================
 Title of Securities to be      Amount to be        Proposed Maximum      Proposed Maximum          Amount of
        Registered(1)           Registered(2)      Offering Price per    Aggregate Offering      Registration Fee
                                                        Share(3)              Price(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par        1,000,000 shares        $3.09375              $3,093,750             $912.66
value
===================================================================================================================

         (1)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

         (2)Of this number, 500,000 shares are being registered for issuance under the 1998 Stock Option Plan and 500,000 shares are being registered for issuance under the Employee Stock Purchase Plan.

         (3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the bid and asked price reported on the OTB Bulletin Board as of February 9, 1999.



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                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

         All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Plans have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         The Registrant is the successor corporation to Champion Financial Corporation, a Utah corporation. The reincorporation was undertaken to effect a change in domicile to Delaware. As of the date of this filing, the Registrant has not filed any reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any registration statement under the Exchange Act that contains a description of the securities being registered hereunder.

Item 4.  Description of Securities.

         (a)      General.

         The Registrant is authorized by its Certificate of Incorporation to issue 16,000,000 shares of capital stock, of which 15,000,000 are Common Stock, $.001 par value per share (the "Common Stock"), and 1,000,000 are Preferred Stock, $.001 par value per share (the "Preferred Stock").

         (b)      Common Stock.

         The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of Common Stock are entitled to one vote per share in the election of directors and all matters submitted to a vote of the stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding Common Stock can elect all of the directors then standing for election. The holders of Common Stock are entitled to receive dividends ratably when, as and if declared by the Board of Directors out of funds legally available. In the event of liquidation, dissolution or winding up of the Registrant, the holders of Common Stock are entitled to share ratably in all assets of the Registrant remaining after payments of liabilities and liquidation preferences to the holders of any Preferred Stock then outstanding. The holders of Common Stock, as such, have no preemptive, conversion or other subscription rights and are not subject to further calls or assessments by the Registrant. There are no redemption or sinking funds provisions applicable to the Common Stock. The rights of the holders of Common Stock are subject to the rights of the holders of any Preferred Stock that may be outstanding at any time.

         (c)      Preferred Stock.

         As of the date of this registration statement, no shares of Preferred Stock are issued or outstanding. Preferred Stock may, without action by the stockholders of the Registrant, be issued by the


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Board of Directors of the Registrant from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board of Directors may determine. Accordingly, the Board has the power, without stockholder approval, to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of Preferred Stock issued in the future.

         (d)      Classified Board of Directors; Restriction On Removal of
                  Directors.

         The Registrant's Certificate of Incorporation divides the Board of Directors into three classes of directors, each serving staggered three-year terms. As a result, one-third of the Board of Directors will be elected at each annual meeting of stockholders. Furthermore, at least two annual meetings of stockholders may be required for the stockholders to change a majority of the directors, regardless of whether a change in the Board of Directors may be beneficial to the Registrant and its stockholders or a majority of the Registrant's stockholders believes that such a change would be desirable.

         The Certificate of Incorporation also provides that any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of the capital stock of the Registrant entitled to vote generally in the election of directors (voting as a single class for this purpose) cast at a meeting of stockholders called for that purpose. If the holders of any series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Registrant, this provision of the Certificate of Incorporation shall not apply to the director or directors elected by such holders of Preferred Stock.

Item 5.  Interests of Named Experts and Counsel.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

         The By-laws of the Registrant provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Registrant by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent


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and in the manner set forth and permitted by the GCL or any other applicable law, as from time to time in effect, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

         Under its Certificate of Incorporation and By-laws, the Registrant is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against liability under the provisions of the Certificate of Incorporation, the By-Laws or any provision of law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 8.

Item 9.  Undertakings.

         (a)      Rule 415 Offering.

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.




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                  (2)        That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      Filings Incorporating Subsequent Exchange Act Documents by
Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on February 11, 1999.

                                   HEALTHSTAR CORP.
                                   (The Registrant)

                                   By /s/ Denise E. Nedza
                                      ------------------------------------------
                                      Denise E. Nedza,
                                      Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 11, 1999.

Signature                             Title
---------                             -----


             *
-----------------------------
Stephen J. Carder                     President, Chief Executive Officer and
                                      Director (Principal Executive and
                                      Financial Officer)

             *                        Chairman of the Board of Directors
-----------------------------
Gerald E. Finnell

/s/ Denise E. Nedza                   Vice President and Chief Financial Officer
-----------------------------
Denise E. Nedza

             *                        Director
-----------------------------
Gary L. Nielson

             *                        Director
-----------------------------
Jon M. Donnell

             *
-----------------------------         Director
Thomas S. O'Brien






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The Plan

Pursuant to the requirements of the Securities Act of 1933, the administrator of the HealthStar Corp. Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on February 11, 1999.


                                  HEALTHSTAR CORP.
                                  EMPLOYEE STOCK PURCHASE PLAN


                                  By:           *
                                      ------------------------------------
                                          Gary L. Nielson
                                          Chairperson of the
                                          Employee Stock Purchase Plan Committee




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         *Denise E. Nedza, by signing her name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                              By /s/ Denise E. Nedza
                                 ------------------------
                                     Denise E. Nedza,
                                     Attorney-in-Fact
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                                  EXHIBIT INDEX


         The following exhibits are filed as part of this Registration
Statement:


                                    Exhibit

4.1    Certificate of Incorporation of the Registrant.

4.2    Bylaws of the Registrant.

5.1    Legal opinion of Bryan Cave LLP.

23.2   Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1).

24.1   Power of Attorney.






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